Exhibit 99.1

FOR IMMEDIATE RELEASE

October 25, 2022

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2022 THIRD QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended September 30, 2022 and 2021:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $182.8 million, or $2.50 per diluted share, during the third quarter of 2022, as compared to $218.4 million, or $2.60 per diluted share, during the third quarter of 2021. Net revenues increased by 5.7% to $3.336 billion during the third quarter of 2022 as compared to $3.156 billion during the third quarter of 2021.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the third quarter of 2022 was $185.8 million, or $2.54 per diluted share, as compared to $224.1 million, or $2.67 per diluted share, during the third quarter of 2021.

Included in our reported and adjusted net income attributable to UHS during the three and nine-month periods ended September 30, 2022 was an aggregate of $25.3 million in Quality Incentive Fund (“QIF”) payments, applicable to the period of September 1, 2020 to August 31, 2021, recorded by certain of our acute care hospitals located in Texas in connection with the state’s Uniform Hospital Rate Increase Program (“UHRIP”) program. This revenue was earned pursuant to contract terms with various Medicaid managed care plans which requires the annual payout of QIF funds when a managed care service delivery area’s actual claims based UHRIP payments are less than targeted UHRIP payments for a specific rate year. We anticipate that these hospitals may be entitled to an additional $5 million of QIF revenue during the fourth quarter of 2022, increasing the 2022 aggregate to approximately $30 million.  We also anticipate that these hospitals may be entitled to a comparable amount of aggregate QIF revenue during 2023.

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2022, was an unfavorable after-tax unrealized loss of $3.0 million, or $.04 per diluted share, ($3.9 million pre-tax which is included in “Other (income) expense, net”), resulting from a decrease in the market value of certain equity securities.

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2021, was a net aggregate unfavorable after-tax impact of $5.8 million, or $.07 per diluted share, consisting primarily of the following: (i) an after-tax charge of $12.9 million, or $.15 per diluted share, ($16.8 million pre-tax which is included in “Other (income) expense, net”) recorded in connection with costs related to extinguishment of debt, partially offset by; (ii) an after-tax unrealized gain of $6.8 million, or $.08 per diluted share, ($8.9 million pre-tax which is included in “Other (income) expense, net”), resulting from an increase in the market value of shares of certain equity securities.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $421.7 million during the third quarter of 2022, as compared to $441.5 million during the third quarter of 2021. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $427.8 million during the third quarter of 2022, as compared to $448.2 million during the third quarter of 2021.

Consolidated Results of Operations, As Reported and As Adjusted  – Nine-month periods ended September 30, 2022 and 2021:

Reported net income attributable to UHS was $500.8 million, or $6.71 per diluted share, during the first nine months 2022, as compared to $752.5 million, or $8.83 per diluted share, during the first nine months of 2021. Net revenues increased by 6.3% to $9.952 billion during the first nine months of 2022 as compared to $9.367 billion during the comparable period of 2021.

Included in our reported and adjusted net income attributable to UHS during the nine-month period ended September 30, 2021 was a net favorable after-tax impact of approximately $31.2 million, or $.37 per diluted share, from the following: (i) a favorable after-tax impact of $47.7 million, or $.56 per diluted share, resulting from approximately $62 million of revenues recorded during the second and third quarters of 2021 ($55 million and $7 million, respectively) in connection with the Kentucky Medicaid managed care hospital rate increase program (covering the period of July 1, 2020 to June 30, 2021); (ii) an unfavorable after-tax impact of approximately $31.0 million, or $.36 per diluted share, resulting from a $41 million increase to our reserves for self-insured professional and general liability claims recorded during the second and third quarters of 2021 ($36 million and $5 million, respectively); (iii) an aggregate favorable after-tax impact of $22.1 million, or $.26 per diluted share, resulting from aggregate commercial insurance proceeds of approximately $29 million recorded during the second and third quarters of 2021 ($19 million and $10 million, respectively) in connection with a previously incurred information technology incident and the COVID-19 pandemic, and; (iv) an estimated unfavorable after-tax impact of approximately $7.6 million (approximately $10 million pre-tax), or $.09 per diluted share, resulting from damage sustained from Hurricane Ida during the third quarter of 2021.

As reflected on the Supplemental Schedule, our adjusted net income attributable to UHS during the nine-month period ended September 30, 2022 was $513.1 million, or $6.88 per diluted share, as compared to $756.6 million, or $8.88 per diluted share, during the nine-month period ended September 30, 2021.

As reflected on the Supplemental Schedule, included in our reported results during the first nine months of 2022, was an unfavorable after-tax unrealized loss of $12.4 million, or $.17 per diluted share, ($16.1 million pre-tax which is included in “Other (income) expense, net”), resulting from a decrease in the market value of certain equity securities.

As reflected on the Supplemental Schedule, included in our reported results during the nine-month period ended September 30, 2021, was a net aggregate unfavorable after-tax impact of $4.1 million, or $.05 per diluted share, consisting of the following: (i) an after-tax charge of $12.9 million, or $.15 per diluted share, ($16.8 million pre-tax which is included in “Other (income) expense, net”) recorded in connection with costs related to extinguishment of debt, partially offset by; (ii) an after-tax unrealized gain of $6.3 million, or $.07 per diluted share, ($8.2 million pre-tax which is included in “Other (income) expense, net”) resulting from an increase in the market value of shares of certain equity securities, and; (iii) a favorable after-tax impact of $2.5 million, or $.03 per diluted share, resulting from ASU 2016-09 “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”).

As calculated on the attached Supplemental Schedule, our EBITDA net of NCI was $1.175 billion during the first nine months of 2022, as compared to $1.450 billion during the first nine months of 2021. Our Adjusted EBITDA net of NCI was $1.190 billion during the first nine months of 2022, as compared to $1.448 billion during the first nine months of 2021.

Acute Care Services – Three and nine-month periods ended September 30, 2022 and 2021:

During the third quarter of 2022, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased by 1.9% while adjusted patient days decreased by 5.0%, as compared to the third quarter of 2021. At these facilities, during the third quarter of 2022, net revenue per adjusted admission decreased by 2.5% while net revenue per adjusted patient day increased 4.5%, as compared to the third quarter of 2021. Net revenues generated from our acute care services on a same facility basis increased by 0.9% during the third quarter of 2022, as compared to the third quarter of 2021.

During the nine-month period ended September 30, 2022, at our acute care hospitals on a same facility basis, adjusted admissions increased by 2.2% while adjusted patient days increased by 0.6%, as compared to the comparable nine-month period of 2021. At these facilities, during the first nine months of 2022, net revenue per adjusted admission increased by 1.0% while net revenue per adjusted patient day increased by 2.6%, as compared to the comparable nine-month period of 2021. Net revenues generated from our acute care services on a same facility basis increased by 4.6% during the first nine months of 2022, as compared to the comparable nine-month period of 2021.

Behavioral Health Care Services – Three and nine-month periods ended September 30, 2022 and 2021:

During the third quarter of 2022, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 4.0% while adjusted patient days increased by 3.3%, as compared to the third quarter of 2021. At these facilities, during the third quarter of 2022, net revenue per adjusted admission increased by 4.2% and net revenue per adjusted patient day increased by 5.0%, as compared to the third quarter of 2021.  Net revenues generated from our behavioral health care services increased by 8.4% during the third quarter of 2022, as compared to the third quarter of 2021.

During the nine-month period ended September 30, 2022, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 0.6% while adjusted patient days increased by 0.9%, as compared to the comparable nine-month period of 2021. At these facilities, during the first nine months of 2022, net revenue per adjusted admission increased by 4.2% and net revenue per adjusted patient day increased by 3.9%, as compared to the comparable nine-month period of 2021. Net revenues generated from our behavioral health care services increased by 4.1% during the first nine months of 2022, as compared to the comparable period of 2021.

COVID-19 and Staffing Shortage

The impact of the COVID-19 pandemic, which began during the second half of March, 2020, has had a material effect on our operations and financial results since that time. The length and extent of the disruptions caused by the COVID‑19 pandemic are currently unknown; however, we expect such disruptions to continue into the future. Since the future volumes and severity of COVID-19 patients remain highly uncertain and subject to change, including potential increases in future COVID-19 patient volumes caused by new variants of the virus, as well as related pressures on staffing and wage rates, we are not able to fully quantify the impact that these factors will have on our future financial results.  However, future developments related to the COVID-19 pandemic could continue to materially affect our financial performance.

The nationwide shortage of nurses and other clinical staff and support personnel has been a significant operating issue facing us and other healthcare providers. Like others in the healthcare industry, we continue to experience a shortage of nurses and other clinical staff and support personnel at our acute care and behavioral health care hospitals in many geographic areas. In some areas, the labor scarcity is putting a strain on our resources and staff, which has required us to utilize higher‑cost temporary labor and pay premiums above standard compensation for essential workers. This staffing shortage has required us to hire expensive temporary personnel and/or enhance wages and benefits to recruit and retain nurses and other clinical staff and support personnel. At certain facilities, particularly within our behavioral health care segment, we have been unable to fill all vacant positions and, consequently, have been required to limit patient volumes. These factors, which had a material unfavorable impact on our results of operations during the first nine months of 2022, are expected to continue to have an unfavorable material impact on our results of operations for the foreseeable future.

However, as previously disclosed on June 30, 2022, our revised operating results forecast for the balance of 2022 assumed that staffing vacancies and the corresponding premium pay expenditures continue to sequentially decline in the second half of the year and that non-COVID patient volumes will incrementally improve, although both at a slower pace than our original forecast anticipated. We believe these assumptions will be bolstered by our continuing recruitment and retention initiatives, by changes to our historical patient care models, by other cost cutting measures and by aggressive contractual negotiations and renegotiations with our managed care payers.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

During the nine-month period ended September 30, 2022, our net cash provided by operating activities was $699 million as compared to $562 million during the comparable nine-month period of 2021.  The $137 million net increase in our net cash provided by operating activities during the first nine months of 2022, as compared to the first nine months of 2021, was due to: (i) a favorable change of $695 million resulting from the early return of Medicare accelerated payments which were received during 2020 and repaid during the first quarter of 2021, partially offset by; (ii) an unfavorable change of $245 million resulting from a decrease in net income plus depreciation and amortization expense, stock-based compensation expense, gain/loss on sales of assets and businesses, costs related to extinguishment of debt and provision for asset impairment; (iii) an unfavorable change of $227 million from other working capital accounts due primarily to the timing of disbursements for accrued compensation; (iv) an unfavorable change of $126 million in accounts receivable, and; (v) $40 million of other combined net favorable changes.

Liquidity:

As of September 30, 2022, we had $1.007 billion of aggregate available borrowing capacity pursuant to our $1.2 billion revolving credit facility, net of outstanding borrowings and letters of credit.

Stock Repurchase Program:

As of December 31, 2021, we had an aggregate remaining repurchase authorization of approximately $358 million pursuant to our stock repurchase program. In February of 2022, our Board of Directors authorized a $1.4 billion increase to the program. As of September 30, 2022, we had an aggregate available repurchase authorization of $1.05 billion.

Pursuant to the terms of our stock repurchase program, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions. During the third quarter of 2022, we have repurchased approximately 1.60 million shares at an aggregate cost of approximately $157.9 million (approximately $99 per share) pursuant to the program.  During the first nine months of 2022, we have repurchased approximately 5.85 million shares at an aggregate cost of approximately $703.7 million (approximately $120 per share) pursuant to the program.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on October 26, 2022. A live webcast of the call will be available on our website at www.uhs.com. To participate via telephone, please register in advance by accessing this link.  Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the call will be available for one full year following the live call.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues during 2021 were approximately $12.6 billion. In 2022, UHS was again recognized as one of the World’s Most Admired Companies by Fortune; ranked #297 on the Fortune 500; and in 2021, ranked #307 on Forbes’ list of America’s Largest Public Companies.

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones.  Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has over 89,000 employees and through its subsidiaries operates 28 acute care hospitals, 331 behavioral health facilities, 41 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 39 U.S. states, Washington, D.C., Puerto Rico and the United Kingdom. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to the anticipated impact of COVID-19 on our operations and financial results, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarter ended June 30, 2022 and in Item 1A-Risk Factors and in Item 7-Forward-

Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2021), may cause the results to differ materially from those anticipated in the forward-looking statements.  These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including the impact of the COVID-19 pandemic. Our future operations and financial results will likely be materially unfavorably impacted by developments related to COVID-19 including, but not limited to, the potential impact on future COVID-19 patient volumes resulting from new variants of the virus, the length of time and severity of the spread of the pandemic; the volume of cancelled or rescheduled elective procedures and the volume of COVID-19 patients treated at our hospitals and other healthcare facilities; measures we are taking to respond to the COVID-19 pandemic; the impact of government and administrative regulation and stimulus on the hospital industry and potential retrospective adjustment in future periods of CARES Act and other grant income revenues recorded as revenues in prior periods; declining patient volumes and unfavorable changes in payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions to our clinical staffing and shortages and disruptions related to supplies required for our employees and patients; potential increases to expenses and other costs related to staffing, supply chain, construction and medical equipment costs and other expenditures resulting from inflation; the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, as well as risks associated with disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact us from a financing perspective; and changes in general economic conditions nationally and regionally in our markets resulting from the COVID-19 pandemic. In addition, please see the disclosure above in COVID-19 and Staffing Shortage, in connection with the nationwide shortage of nurses and other clinical staff and support personnel which has had, and is expected to continue to have, a material unfavorable impact on our results of operations.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, changes in the market value of shares of certain equity securities and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill and long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-Q for the quarter ended June 30, 2022 and our Report on Form 10-K for the year ended December 31, 2021. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2022	2021	2022	2021
Net revenues	$3,336,027	3,155,999	$9,952,390	9,366,866

Operating charges:
Salaries, wages and benefits	1,677,431	1,556,448	5,061,173	4,542,156
Other operating expenses	837,241	754,072	2,526,060	2,233,590
Supplies expense	366,337	367,834	1,092,403	1,052,977
Depreciation and amortization	145,874	134,462	433,508	399,850
Lease and rental expense	33,264	28,375	97,075	88,848
	3,060,147	2,841,191	9,210,219	8,317,421

Income from operations	275,880	314,808	742,171	1,049,445
Interest expense, net	35,653	21,199	83,002	64,455
Other (income) expense, net	6,015	6,719	15,244	(1,575)
Income before income taxes	234,212	286,890	643,925	986,565
Provision for income taxes	57,401	67,515	157,312	232,844
Net income	176,811	219,375	486,613	753,721
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	(6,003)	1,024	(14,176)	1,255
Net income attributable to UHS	$182,814	$218,351	$500,789	$752,466

Basic earnings per share attributable to UHS (a)	$2.52	$2.65	$6.78	$8.96

Diluted earnings per share attributable to UHS (a)	$2.50	$2.60	$6.71	$8.83

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2022	2021	2022	2021
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$182,814	$218,351	$500,789	$752,466
Less: Net income attributable to unvested restricted share grants	(179)	(396)	(592)	(1,609)
Net income attributable to UHS - basic and diluted	$182,635	$217,955	$500,197	$750,857

Weighted average number of common shares - basic	72,595	82,262	73,769	83,756

Basic earnings per share attributable to UHS:	$2.52	$2.65	$6.78	$8.96

Weighted average number of common shares	72,595	82,262	73,769	83,756
Add: Other share equivalents	465	1,411	743	1,275
Weighted average number of common shares and equiv. - diluted	73,060	83,673	74,512	85,031

Diluted earnings per share attributable to UHS:	$2.50	$2.60	$6.71	$8.83

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended September 30, 2022 and 2021
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	September 30, 2022	revenues	September 30, 2021	revenues
Net income attributable to UHS	$182,814		$218,351
Depreciation and amortization	145,874		134,462
Interest expense, net	35,653		21,199
Provision for income taxes	57,401		67,515
EBITDA net of NCI	$421,742	12.6%	$441,527	14.0%

Other (income) expense, net	6,015		6,719
Adjusted EBITDA net of NCI	$427,757	12.8%	$448,246	14.2%

Net revenues	$3,336,027		$3,155,999

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	September 30, 2022		September 30, 2021
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$182,814	$2.50	$218,351	$2.60
Plus/minus after-tax adjustments:
Unrealized (gain) loss on equity securities	2,974	0.04	(6,785)	(0.08)
Debt extinguishment costs	-	-	12,884	0.15
Impact of ASU 2016-09	-	-	(323)	-
Subtotal adjustments	2,974	0.04	5,776	0.07
Adjusted net income attributable to UHS	$185,788	$2.54	$224,127	$2.67

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Nine Months ended September 30, 2022 and 2021
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Nine months ended	% Net	Nine months ended	% Net
	September 30, 2022	revenues	September 30, 2021	revenues
Net income attributable to UHS	$500,789		$752,466
Depreciation and amortization	433,508		399,850
Interest expense, net	83,002		64,455
Provision for income taxes	157,312		232,844
EBITDA net of NCI	$1,174,611	11.8%	$1,449,615	15.5%

Other (income) expense, net	15,244		(1,575)
Adjusted EBITDA net of NCI	$1,189,855	12.0%	$1,448,040	15.5%

Net revenues	$9,952,390		$9,366,866

Calculation of Adjusted Net Income Attributable to UHS

	Nine months ended		Nine months ended
	September 30, 2022		September 30, 2021
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$500,789	$6.71	$752,466	$8.83
Plus/minus after-tax adjustments:
Unrealized (gain) loss on equity securities	12,358	0.17	(6,255)	(0.07)
Debt extinguishment costs	-	-	12,884	0.15
Impact of ASU 2016-09	-	-	(2,522)	(0.03)
Subtotal adjustments	12,358	0.17	4,107	0.05
Adjusted net income attributable to UHS	$513,147	$6.88	$756,573	$8.88

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$74,571	$115,301
Accounts receivable, net	1,902,472	1,746,635
Supplies	217,818	206,839
Other current assets	261,698	194,781
Total current assets	2,456,559	2,263,556

Property and equipment	11,103,596	10,770,702
Less: accumulated depreciation	(5,167,198)	(4,896,427)
	5,936,398	5,874,275
Other assets:
Goodwill	3,874,021	3,962,624
Deferred income taxes	55,789	45,707
Right of use assets-operating leases	457,209	367,477
Deferred charges	6,336	6,525
Other	592,588	573,379
Total Assets	$13,378,900	$13,093,543

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$66,307	$48,409
Accounts payable and other liabilities	1,795,004	1,860,496
Operating lease liabilities	70,146	64,484
Federal and state taxes	7,743	10,720
Total current liabilities	1,939,200	1,984,109

Other noncurrent liabilities	500,119	464,759
Operating lease liabilities noncurrent	392,582	304,624
Long-term debt	4,638,356	4,141,879

Redeemable noncontrolling interest	4,563	5,119

UHS common stockholders' equity	5,855,353	6,089,664
Noncontrolling interest	48,727	103,389
Total equity	5,904,080	6,193,053

Total Liabilities and Stockholders' Equity	$13,378,900	$13,093,543

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine months
	ended September 30,
	2022	2021
Cash Flows from Operating Activities:
Net income	$486,613	$753,721
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	433,508	399,850
(Gain) loss on sale of assets and businesses	584	(4,803)
Costs related to extinguishment of debt	0	16,831
Stock-based compensation expense	62,741	55,548
Provision for asset impairment	0	7,195
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(155,142)	(29,079)
Accrued interest	529	3,714
Accrued and deferred income taxes	(4,900)	(52,727)
Other working capital accounts	(173,903)	52,616
Medicare accelerated payments and deferred CARES Act and other grants	2,921	(697,393)
Other assets and deferred charges	22,219	(34,038)
Other	(23,358)	9,607
Accrued insurance expense, net of commercial premiums paid	134,908	140,702
Payments made in settlement of self-insurance claims	(88,001)	(60,069)
Net cash provided by operating activities	698,719	561,675
Cash Flows from Investing Activities:
Property and equipment additions	(569,555)	(666,025)
Proceeds received from sales of assets and businesses	12,001	21,143
Acquisition of businesses and property	(18,666)	(39,391)
Inflows from foreign exchange contracts that hedge our net U.K. investment	177,214	4,261
Decrease in capital reserves of commercial insurance subsidiary	100	100
Costs incurred for purchase of information technology applications, net of refunds	0	20,202
Net cash used in investing activities	(398,906)	(659,710)
Cash Flows from Financing Activities:
Repayments of long-term debt	(194,115)	(3,026,888)
Additional borrowings	705,321	2,912,374
Financing costs	(2,541)	(17,967)
Repurchase of common shares	(723,384)	(770,665)
Dividends paid	(44,192)	(50,284)
Issuance of common stock	10,399	10,108
Profit distributions to noncontrolling interests	(5,426)	(5,744)
Purchase (sale) of ownership interests by (from) minority member	(49,089)	13,046
Net cash used in financing activities	(303,027)	(936,020)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(10,339)	(682)
Decrease in cash, cash equivalents and restricted cash	(13,553)	(1,034,737)
Cash, cash equivalents and restricted cash, beginning of period	178,934	1,279,154
Cash, cash equivalents and restricted cash, end of period	$165,381	$244,417
Supplemental Disclosures of Cash Flow Information:
Interest paid	$78,992	$58,719
Income taxes paid, net of refunds	$182,091	$286,376
Noncash purchases of property and equipment	$97,264	$73,428

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

			% Change	% Change
Same Facility:			3 Months ended	Nine Months ended
			9/30/2022	9/30/2022
Acute Care Services
Revenues			0.9%	4.6%
Adjusted Admissions			1.9%	2.2%
Adjusted Patient Days			-5.0%	0.6%
Revenue Per Adjusted Admission			-2.5%	1.0%
Revenue Per Adjusted Patient Day			4.5%	2.6%

Behavioral Health Care Services
Revenues			8.4%	4.1%
Adjusted Admissions			4.0%	0.6%
Adjusted Patient Days			3.3%	0.9%
Revenue Per Adjusted Admission			4.2%	4.2%
Revenue Per Adjusted Patient Day			5.0%	3.9%

UHS Consolidated	Third quarter ended		Nine months ended
	9/30/2022	9/30/2021	9/30/2022	9/30/2021
Revenues	$3,336,027	$3,155,999	$9,952,390	$9,366,866
EBITDA net of NCI	$421,742	$441,527	$1,174,611	$1,449,615
EBITDA Margin net of NCI	12.6%	14.0%	11.8%	15.5%
Adjusted EBITDA net of NCI	$427,757	$448,246	$1,189,855	$1,448,040
Adjusted EBITDA Margin net of NCI	12.8%	14.2%	12.0%	15.5%

Cash Flow From Operations	$220,672	$442,227	$698,719	$561,675
Days Sales Outstanding	52	51	52	51
Capital Expenditures	$161,593	$183,814	$569,555	$666,025

Debt			$4,704,663	$3,754,277
UHS' Shareholders Equity			$5,855,353	$6,274,021
Debt / Total Capitalization			44.6%	37.4%
Debt / EBITDA net of NCI (1)			2.87	1.87
Debt / Adjusted EBITDA net of NCI (1)			2.87	1.88
Debt / Cash From Operations (1)			4.61	5.34

(1) Latest 4 quarters

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three and Nine Months ended

September 30, 2022 and 2021

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2022		September 30, 2021		September 30, 2022		September 30, 2021
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,813,899	100.0%	$1,797,161	100.0%	$5,419,224	100.0%	$5,182,893	100.0%
Operating charges:
Salaries, wages and benefits	791,902	43.7%	756,524	42.1%	2,405,034	44.4%	2,154,354	41.6%
Other operating expenses	474,086	26.1%	411,348	22.9%	1,380,670	25.5%	1,216,665	23.5%
Supplies expense	299,888	16.5%	316,890	17.6%	903,092	16.7%	902,479	17.4%
Depreciation and amortization	88,931	4.9%	82,811	4.6%	269,506	5.0%	246,954	4.8%
Lease and rental expense	18,738	1.0%	17,508	1.0%	53,804	1.0%	55,666	1.1%
Subtotal-operating expenses	1,673,545	92.3%	1,585,081	88.2%	5,012,106	92.5%	4,576,118	88.3%
Income from operations	140,354	7.7%	212,080	11.8%	407,118	7.5%	606,775	11.7%
Interest expense, net	234	0.0%	255	0.0%	1,350	0.0%	749	0.0%
Other (income) expense, net	384	0.0%	436	0.0%	806	0.0%	436	0.0%
Income before income taxes	$139,736	7.7%	$211,389	11.8%	$404,962	7.5%	$605,590	11.7%

All Acute Care Hospital Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2022		September 30, 2021		September 30, 2022		September 30, 2021
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,919,678	100.0%	$1,822,027	100.0%	$5,707,510	100.0%	$5,271,000	100.0%
Operating charges:
Salaries, wages and benefits	824,942	43.0%	757,962	41.6%	2,497,888	43.8%	2,157,060	40.9%
Other operating expenses	535,463	27.9%	436,475	24.0%	1,550,044	27.2%	1,305,544	24.8%
Supplies expense	311,404	16.2%	316,950	17.4%	935,559	16.4%	902,654	17.1%
Depreciation and amortization	96,020	5.0%	83,794	4.6%	285,558	5.0%	248,462	4.7%
Lease and rental expense	21,990	1.1%	17,518	1.0%	63,324	1.1%	55,676	1.1%
Subtotal-operating expenses	1,789,819	93.2%	1,612,699	88.5%	5,332,373	93.4%	4,669,396	88.6%
Income from operations	129,859	6.8%	209,328	11.5%	375,137	6.6%	601,604	11.4%
Interest expense, net	234	0.0%	255	0.0%	1,350	0.0%	749	0.0%
Other (income) expense, net	384	0.0%	436	0.0%	806	0.0%	436	0.0%
Income before income taxes	$129,241	6.7%	$208,637	11.5%	$372,981	6.5%	$600,419	11.4%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2021 and Form 10-Q for the quarter ended June 30, 2022.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three and Nine Months ended

September 30, 2022 and 2021

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2022		September 30, 2021		September 30, 2022		September 30, 2021
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,403,013	100.0%	$1,294,141	100.0%	$4,148,344	100.0%	$3,984,260	100.0%
Operating charges:
Salaries, wages and benefits	774,406	55.2%	717,807	55.5%	2,288,386	55.2%	2,125,205	53.3%
Other operating expenses	271,295	19.3%	267,083	20.6%	811,223	19.6%	774,583	19.4%
Supplies expense	55,036	3.9%	51,111	3.9%	156,976	3.8%	150,902	3.8%
Depreciation and amortization	44,566	3.2%	46,004	3.6%	134,451	3.2%	137,417	3.4%
Lease and rental expense	10,617	0.8%	10,012	0.8%	32,026	0.8%	30,999	0.8%
Subtotal-operating expenses	1,155,920	82.4%	1,092,017	84.4%	3,423,062	82.5%	3,219,106	80.8%
Income from operations	247,093	17.6%	202,124	15.6%	725,282	17.5%	765,154	19.2%
Interest expense, net	1,151	0.1%	994	0.1%	2,757	0.1%	2,321	0.1%
Other (income) expense, net	(664)	(0.0)%	27	0.0%	(1,422)	(0.0)%	435	0.0%
Income before income taxes	$246,606	17.6%	$201,103	15.5%	$723,947	17.5%	$762,398	19.1%

All Behavioral Health Care Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2022		September 30, 2021		September 30, 2022		September 30, 2021
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,434,828	100.0%	$1,328,293	100.0%	$4,235,215	100.0%	$4,075,127	100.0%
Operating charges:
Salaries, wages and benefits	782,909	54.6%	727,137	54.7%	2,310,761	54.6%	2,144,735	52.6%
Other operating expenses	300,406	20.9%	292,794	22.0%	898,655	21.2%	847,780	20.8%
Supplies expense	55,482	3.9%	51,712	3.9%	158,315	3.7%	152,273	3.7%
Depreciation and amortization	46,861	3.3%	47,205	3.6%	138,803	3.3%	140,870	3.5%
Lease and rental expense	11,010	0.8%	10,421	0.8%	32,803	0.8%	31,789	0.8%
Subtotal-operating expenses	1,196,668	83.4%	1,129,269	85.0%	3,539,337	83.6%	3,317,447	81.4%
Income from operations	238,160	16.6%	199,024	15.0%	695,878	16.4%	757,680	18.6%
Interest expense, net	1,375	0.1%	1,218	0.1%	4,106	0.1%	3,564	0.1%
Other (income) expense, net	(1,164)	(0.1)%	27	0.0%	(1,922)	(0.0)%	435	0.0%
Income before income taxes	$237,949	16.6%	$197,779	14.9%	$693,694	16.4%	$753,681	18.5%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments, lawsuits and reserves established in connection with the government's investigation of our behavioral health care facilities, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2021 and Form 10-Q for the quarter ended June 30, 2022.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
September 30, 2022 and 2021

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/22	09/30/21	% change	09/30/22	09/30/21	% change

Hospitals owned and leased	28	27	3.7%	331	333	-0.6%
Average licensed beds	6,982	6,579	6.1%	24,222	24,189	0.1%
Average available beds	6,810	6,407	6.3%	24,122	24,084	0.2%
Patient days	386,341	416,422	-7.2%	1,588,532	1,537,206	3.3%
Average daily census	4,199.4	4,526.3	-7.2%	17,266.7	16,708.8	3.3%
Occupancy-licensed beds	60.1%	68.8%	-12.6%	71.3%	69.1%	3.2%
Occupancy-available beds	61.7%	70.6%	-12.7%	71.6%	69.4%	3.1%
Admissions	78,221	78,799	-0.7%	117,913	113,448	3.9%
Length of stay	4.9	5.3	-6.8%	13.4	13.4	0.0%

Inpatient revenue	$9,875,794	$9,497,975	4.0%	$2,582,448	$2,470,401	4.5%
Outpatient revenue	6,379,324	5,343,246	19.4%	248,167	242,976	2.1%
Total patient revenue	16,255,118	14,841,221	9.5%	2,830,615	2,713,377	4.3%
Other revenue	215,179	173,063	24.3%	67,228	56,337	19.3%
Gross hospital revenue	16,470,297	15,014,284	9.7%	2,897,843	2,769,714	4.6%
Total deductions	14,550,619	13,192,257	10.3%	1,463,015	1,441,421	1.5%
Net hospital revenue	$1,919,678	$1,822,027	5.4%	$1,434,828	$1,328,293	8.0%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	09/30/22	09/30/21	% change	09/30/22	09/30/21	% change

Hospitals owned and leased	27	27	0.0%	326	326	0.0%
Average licensed beds	6,780	6,579	3.1%	23,772	23,692	0.3%
Average available beds	6,608	6,407	3.1%	23,672	23,588	0.4%
Patient days	379,003	416,422	-9.0%	1,570,265	1,515,691	3.6%
Average daily census	4,119.6	4,526.3	-9.0%	17,068.1	16,474.9	3.6%
Occupancy-licensed beds	60.8%	68.8%	-11.7%	71.8%	69.5%	3.3%
Occupancy-available beds	62.3%	70.6%	-11.7%	72.1%	69.8%	3.2%
Admissions	76,875	78,799	-2.4%	116,159	111,359	4.3%
Length of stay	4.9	5.3	-6.7%	13.5	13.6	-0.7%

Universal Health Services, Inc.
Selected Hospital Statistics
For the Nine Months Ended
September 30, 2022 and 2021

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/22	09/30/21	% change	09/30/22	09/30/21	% change

Hospitals owned and leased	28	27	3.7%	331	333	-0.6%
Average licensed beds	6,901	6,534	5.6%	24,269	24,121	0.6%
Average available beds	6,729	6,362	5.8%	24,169	24,018	0.6%
Patient days	1,168,248	1,171,141	-0.2%	4,669,598	4,636,270	0.7%
Average daily census	4,279.3	4,289.9	-0.2%	17,104.8	16,982.7	0.7%
Occupancy-licensed beds	62.0%	65.7%	-5.6%	70.5%	70.4%	0.1%
Occupancy-available beds	63.6%	67.4%	-5.6%	70.8%	70.7%	0.1%
Admissions	230,223	227,944	1.0%	346,973	345,874	0.3%
Length of stay	5.1	5.1	-0.5%	13.5	13.4	0.4%

Inpatient revenue	$29,821,756	$27,279,494	9.3%	$7,580,475	$7,471,742	1.5%
Outpatient revenue	18,360,902	15,281,854	20.1%	773,769	756,068	2.3%
Total patient revenue	48,182,658	42,561,348	13.2%	8,354,244	8,227,810	1.5%
Other revenue	602,635	484,227	24.5%	209,284	189,474	10.5%
Gross hospital revenue	48,785,293	43,045,575	13.3%	8,563,528	8,417,284	1.7%
Total deductions	43,077,783	37,774,575	14.0%	4,328,313	4,342,157	-0.3%
Net hospital revenue	$5,707,510	$5,271,000	8.3%	$4,235,215	$4,075,127	3.9%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	09/30/22	09/30/21	% change	09/30/22	09/30/21	% change

Hospitals owned and leased	27	27	0.0%	326	326	0.0%
Average licensed beds	6,737	6,534	3.1%	23,857	23,762	0.4%
Average available beds	6,565	6,362	3.2%	23,757	23,659	0.4%
Patient days	1,149,494	1,171,141	-1.8%	4,624,511	4,583,943	0.9%
Average daily census	4,210.6	4,289.9	-1.8%	16,939.6	16,791.0	0.9%
Occupancy-licensed beds	62.5%	65.7%	-4.8%	71.0%	70.7%	0.5%
Occupancy-available beds	64.1%	67.4%	-4.9%	71.3%	71.0%	0.5%
Admissions	227,357	227,944	-0.3%	342,394	340,290	0.6%
Length of stay	5.1	5.1	-1.6%	13.5	13.5	0.3%